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                                                                    EXHIBIT 23.1




                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


TIB Financial Corp.
Key Largo, Florida


We hereby consent to the incorporation by reference of our report dated
February 19, 1999, relating to the consolidated financial statements of TIB Financial Corp. and subsidiaries included in the Company's Annual Report on Form 10-K as of and for the year ended December 31, 1998, in the Registration Statement on Form S-8 pertaining to the TIB Financial Corp. Incentive Stock Option Plan and Nonstatutory Stock Option Plan as Amended.





                                               /s/   BDO Seidman, LLP
                                              --------------------------
                                              BDO Seidman, LLP




Duluth, Georgia
March 26, 1999